                               AMENDMENT OF BYLAWS
                                       OF
                           ADVANTUS SERIES FUND, INC.


Effective April 21, 1999, Article I, Section 1.01 of the Bylaws of Advantus Series Fund, Inc., is hereby amended to read in its entirety as follows:

         Section 1.01 NAME The name of the corporation is Advantus Series Fund, Inc. The name of the class represented by the corporation's class A common shares shall be "Growth Portfolio"; the name of the class represented by the corporation's class B common shares shall be "Bond Portfolio"; the name of the class represented by the corporation's class C common shares shall be "Money Market Portfolio"; the name of the class represented by the corporation's class D common shares shall be "Asset Allocation Portfolio"; the name of the class represented by the corporation's class E common shares shall be "Mortgage Securities Portfolio"; the name of the class represented by the corporation's class F common shares shall be "Index 500 Portfolio"; the name of the class represented by the corporation's class G common shares shall be "Capital Appreciation Portfolio"; the name of the class represented by the corporation's class H common shares shall be "International Stock Portfolio"; the name of the class represented by the corporation's class I common shares shall be "Small Company Growth Portfolio:; the name of the class represented by the corporation's class K common shares shall be "Maturing Government Bond 2002 Portfolio"; the name of the class represented by the corporation's class L common shares shall be "Maturing Government Bond 2006 Portfolio"; the name of the class represented by the corporation's class M common shares shall be the "Maturing Government Bond 2010 Portfolio"; the name of the class represented by the corporation's class N common shares shall be "Value Stock Portfolio"; the name of the class represented by the corporation's class O common shares shall be "Macro-Cap Value Portfolio"; the name of the class represented by the corporation's class P common shares shall be "Index 400 Mid-Cap Portfolio"; the name of the class represented by the corporation's class Q common shares shall be "Small Company Value Portfolio"; the name of the class represented by the corporation's class S common shares shall be "Micro-Cap Growth Portfolio"; the name of the class represented by the corporation's class T common shares shall be "Global Bond Portfolio"; the name of the class represented by the corporation's class V common shares shall be "Real Estate Securities Portfolio".

                               AMENDMENT OF BYLAWS
                                       OF
                           ADVANTUS SERIES FUND, INC.


Effective February 10, 2000, Article II, Section 2.06 of the Bylaws of Advantus Series Fund, Inc., is hereby amended to read in its entirety as follows:

                  SECTION 2.06. VOTING - PROXIES. The right to vote by proxy shall be governed by the relevant provisions of the Minnesota Statutes, as the same may be amended form time to time.